UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2019

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2019, the Board of Directors (the “Board”) of BlackLine, Inc. (“BlackLine” or the “Company”) appointed Mika Yamamoto to serve as a member of the Board, effective April 1, 2019. Ms. Yamamoto will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2019. Ms. Yamamoto will also join the Compensation Committee of the Board (the “Compensation Committee”).

Ms. Yamamoto has served as Vice President/ GM of Marketo, an Adobe Company, since November 2018. Ms. Yamamoto previously served as the Global President of Marketo, Inc. from August 2018 until Adobe’s acquisition of Marketo, Inc. From June 2016 to August 2018, Ms. Yamamoto worked at SAP, an enterprise business application company, first as Chief Marketing Officer and most recently as Chief Digital Marketing Officer. Prior to joining SAP, Ms. Yamamoto worked as Head of Marketing & Merchandising at Amazon, a retail and cloud computing company, from October 2015 to May 2016. Prior to joining Amazon Ms. Yamamoto served as Growth Officer and Strategist at Drumroll from January 2013 to October 2015. Ms. Yamamoto holds a Bachelor of Commerce, Economics and Marketing from Queen’s University.

In accordance with the Company’s amended and restated Outside Director Compensation Policy, the terms of which will be described in the Company’s proxy statement for its 2019 annual meeting of stockholders, Ms. Yamamoto is entitled to cash and equity compensation for service on the Board and its Compensation Committee. Pursuant to the Outside Director Compensation, as amended in 2019, Ms. Yamamoto is entitled to $40,000 in annual cash compensation for service on the Board, $5,000 in annual cash compensation for service on the Compensation Committee, and an initial equity award with a grant date value of $185,000. Ms. Yamamoto will also enter into BlackLine’s standard form of indemnification agreement, which has been previously filed with the SEC.

There are no family relationships between Ms. Yamamoto and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by BlackLine, Inc., dated March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Karole Morgan-Prager
Name:	Karole Morgan-Prager
Title:	Chief Legal and Administrative Officer

Date: March 18, 2019